[Letterhead of Nyemaster, Goode, McLaughlin,
                    Voigts, West, Hansell & O'Brien, P.C.]







                                                        (515) 283-3187
                                                        Writer's FAX No.
                                                        (515) 283-3108

                            Exhibit 8

                          April 24, 1997




Equitable of Iowa Companies
604 Locust Street
Des Moines, Iowa  50309

    RE:  Equitable of Iowa Companies' Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Equitable of Iowa Companies, an Iowa corporation (the "Company"), and Equitable of Iowa Companies Capital Trust II , a Delaware statutory business trust (the "Trust"), in connection with the offer (the "Exchange Offer") by the Trust to exchange its registered 8.424% Series B Capital Securities for its outstanding nonregistered 8.424% Series A Capital Securities, as described in the Registration Statement on Form S-4, as amended (the "Registration Statement"), which is being filed by the Company and the Trust with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement includes the Prospectus (the "Prospectus") relating to such offer. Capitalized terms not defined herein have the meanings specified in the Prospectus.

In rendering the opinion expressed below, we have examined the Registration Statement and such other documents as we have deemed relevant and necessary, including, without limitation, the Declaration, the Indenture, the Old Guarantee, and the New Guarantee. Such opinion is conditioned, among other things, upon the accuracy and completeness of the facts, information and representations contained in the Registration Statement as of the date hereof and the continuing accuracy and completeness thereof as of the date of the consummation of the Exchange Offer. We have assumed that the transactions contemplated by the Registration Statement and such other documents will occur as provided therein and that there will be no material change to the Registration Statement or any of such other documents between the date hereof and the date of the consummation of the Exchange Offer.
Based upon and subject to the foregoing, we are of the opinion that the

Equitable of Iowa Companies
April 24, 1997
Page 2


discussion set forth in the Prospectus under the caption "Certain Federal Income Tax Considerations", "Risk Factors - Option to Extend Interest Payment Period; Tax Considerations", and "Risk Factors - Proposed Tax Legislation" are fair and accurate summaries of the matters addressed therein, based upon current law and the assumptions stated or referred to therein.

The above opinion is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively, and no assurance can be given that the Internal Revenue Service will not take contrary positions. In particular, we direct your attention to the provisions of the Proposed Legislation which, if enacted and applicable to the New Subordinated Debentures by reason of its effective date, may not permit the Company to deduct interest paid on the New Subordinated Debentures under certain circumstances described in the Prospectus.

We are admitted to the practice of law in the State of Iowa, and we express no opinion herein as to any laws other than the Federal tax laws of the United States of America. We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinion expressed above, including any changes in applicable law which may hereafter occur.

We hereby consent to the inclusion of this opinion as an Exhibit to the Registration Statement and to all references to this law firm included in or made a part of the Registration Statement.

                        Very truly yours,

                        NYEMASTER, GOODE, McLAUGHLIN, VOIGTS,
                        WEST, HANSELL & O'BRIEN, P.C.


                        By    /s/ Bruce W. Baker
                           _________________________________
                                  Bruce W. Baker

BWB\mrs